Exhibit 10.11

CLEAN ENERGY FUNDING INC.
6040 Upshaw, Ste. 105
Humble, Texas  77396
Tel: (281) 441-2538

July 15, 2012

GLOBAL CLEAN ENERGY, INC
4150 St Catherine Street West
Suite 525
Montreal. QC H3Z 2Y5

Attention; Kenneth S. Adessky

RE: Convertible Promissory Note Dated April 25, 2011

Dear Sir,

As you are aware you executed a Convertible Promissory Note to our company for the sum of ONE HUNDRED EIGHTY THOUSAND ONE HUNDRED THIRTY THREE  00/100 DOLLARS ($180,133.00) which was to bear interest at 7.5% per annum and shall be due in twelve (12) months, which was in payment of our original loan of One Hundred  Forty Five Thousand Dollars plus interest made on July 10, 2008.

As stated in the Convertible Promissory Note we hereby request repayment by way of conversion into common stock of your company. We believe the conversion should represent 27,663,283 common shares based on the repayment of the Loan as of today’s date of ONE HUNDRED NINETY THREE THOUSAND SIX HUNDRED FORTY THREE  00/100 DOLLARS ($193,643.00) at the bid price for the last 5 days being $0.007

Please have the stock issued.
We thank you for your co-operation and remain

Yours Truly,

CLEAN ENERGY FUNDING  INC.

(s) Randy Renken

Per; Randy Renken